      INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES



1. Note Agreement dated September 1, 1990 re: Senior Notes due September 15, 2000, which document is incorporated by reference to Annual Report on Form 10-K filed with the Commission for Registrant's fiscal year ended November 30, 1990.

2. Note Purchase Agreement dated August 28, 1996 re: Senior Notes due September 1, 2006, which document is incorporated by reference to Annual Report on Form 10-K filed with the Commission for Registrant's fiscal year ended November 30, 1996.

3. Amended and Restated Rights Agreement dated December 16, 1996, which document is incorporated by reference to Form 8-A/A, Amendment No. 3 filed with the Commission on February 5, 1997.

The Company agrees to provide to the Securities and Exchange Commission, on request, copies of instruments defining the rights of security holders of long-term debt of the Company.





















                                      EXHIBIT 4

                                         21